An Independent Member of Urbach Hacker Young International CONSENT OF INDEPENDENT AUDITOR We consent to the incorporation by reference in the Registration Statement on Form N-2 of Newtek Business Services Corp. and Subsidiaries, appearing in the Form 10-K/A of our reports dated March 11, 2021, March 5, 2020 and March 26, 2019 on our audits of the consolidated financial statements of Newtek Merchant Solutions, LLC and Subsidiary, a wholly-owned subsidiary of NBSH Holdings LLC, as of December 31, 2020, 2019 and 2018. Melville, NY June 7, 2021